Exhibit 10.2

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is made and entered into as of June 30, 2020 by and among CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (“Parent”), each of the Guarantors (as defined below) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, collectively with its successors and assigns, “Administrative Agent”), for its benefit and the benefit of Lenders (defined below).

RECITALS

A.Pursuant to that certain Credit Agreement, dated as of January 30, 2019 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, Administrative Agent and the financial institutions party thereto and their assignees under Section 13.6 thereof (collectively, “Lenders”), Lenders made available to Borrower certain credit facilities in the initial aggregate amount of up to $1,185,000,000, which facilities include a $500,000,000 term loan facility and a $685,000,000 revolving credit facility (collectively, the “Facility”).  Each capitalized term used and not otherwise defined herein shall have the meaning given to such term in the Credit Agreement.

B.The Facility is guaranteed on a limited basis by Parent and also guaranteed by certain other Guarantors, and secured by certain Collateral as more specifically set forth in the Loan Documents and provided by certain Pledgors, Subsidiary Grantors and Limited Grantors (Borrower, Parent, Subsidiary Guarantors, Pledgors, Limited Grantors and Subsidiary Grantors are hereinafter collectively referred to as, “Obligors”).

C.Borrower, Parent and certain of the other Obligors are also parties to certain senior notes (collectively, the “Senior Notes” and the holders thereof, collectively, the “Senior Noteholders”) issued pursuant to that certain Indenture, dated as of November 26, 2013 (the “Original Indenture”), CBL & Associates Limited Partnership, as issuer, CBL & Associates Properties, Inc., as limited guarantor, the subsidiaries thereto as guarantors, and U.S. Bank National Association, as trustee (“Trustee”), as supplemented by a First Supplemental Indenture, dated as of November 26, 2013, a Second Supplemental Indenture, dated as of December 13, 2016 and a Third Supplemental Indenture, dated as of January 30, 2019 (the Original Indenture, as heretofore and hereafter amended, restated, modified, supplemented or replaced from time to time, the “Indenture”).

D.As of June 30, 2020 (and prior to application of the required amortization payment due on such date) there exists $456,250,000.00 in principal outstanding under the term loan facility, $675,925,436.17 in principal outstanding under the revolving credit facility, and $1,311,581.80 in issued and outstanding Letters of Credit.

E.Certain Specified Defaults (as defined below) exist under the Credit Agreement and as a result of such Specified Defaults Administrative Agent and Lenders may exercise their rights and remedies with respect to the Obligations in accordance with the Loan Documents.

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F.Obligors have requested that Administrative Agent and Lenders forbear from exercising their remedies with regard to the Obligations that arise solely due to the existence of the Specified Defaults until the Forbearance Termination Date (as defined below).  Subject to the conditions set forth herein, in order to provide Borrower additional time to negotiate a holistic debt restructure or otherwise make arrangement to repay the Obligations in full to Lenders, Lenders agree to forbear from exercising their remedies until the Forbearance Termination Date.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.ACKNOWLEDGEMENT; REPRESENTATIONS AND WARRANTIES.

(a)Specified Defaults.

(i)Pursuant to those certain Reservation of Rights letters sent by Administrative Agent to Borrower on each of May 26, 2020, June 2, 2020, and June 16, 2020, Administrative Agent and Lenders have stated that Borrower is in default under the Loan Documents due to certain Events of Default identified therein (collectively, the “Original Specified Defaults”).  Borrower has reserved and continues to reserve its right to dispute the Original Specified Defaults.  In addition, as a result of Borrower’s failure to make the interest payment due on June 1, 2020 (the “June 1st Interest Payment”) with respect to the Senior Notes issued pursuant to the Indenture (as required pursuant to the Indenture) and the failure to make the interest payment due on June 15, 2020 with respect to the Senior Notes, and as a default in the payment of interest on any series of Senior Notes after the same has become due and payable, constitutes a Default under the Indenture, a Default and, with respect to the June 1st Interest Payment, an Event of Default now exist pursuant to Section 11.1(d)(iv) of the Credit Agreement (the “Cross Defaults” and together with the Original Specified Defaults, collectively, the “Specified Defaults”).

(ii)Each of the Obligors acknowledge (A) receipt of notice of each of the Specified Defaults and that the Cross Defaults exist and are continuing and constitute a Default and, with respect to the June 1st Interest Payment, an Event of Default, (B) that while the Borrower disputes whether the Specified Defaults exist, none of the Specified Defaults have been waived or excused by Administrative Agent or Lenders at any time or in any manner, and (C) that there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish Administrative Agent’s or Lenders’ present and unconditional right to collect the indebtedness evidenced by the Loan Documents, and to proceed to enforce the rights and remedies available to Administrative Agent and Lenders as provided in the Loan Documents.

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(b)Acknowledgements.  Obligors acknowledge and agree that the Recitals herein are true and correct, that the indebtedness evidenced by the Loan Documents is due and owing to Lenders without offset, defense or counterclaim and that Loan Agreement, the Guaranties and the other Loan Documents, are valid, binding and fully enforceable according to their terms.  Obligors further acknowledge that (i) all necessary action to authorize the execution and delivery of this Agreement has been taken (ii) this Agreement constitutes the legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and (iii) on account of the Cross Defaults and in accordance with Section 2.11 of the Credit Agreement, all existing Loans will automatically, on the last day of the current Interest Period therefor, Convert into Base Rate Loans.  This Agreement is a forbearance relating to an existing obligation and is not a novation.

(c)Representations and Warranties.  Each Obligor hereby represents and warrants that (i) neither the execution, delivery or performance by such Obligor of this Agreement, nor compliance by it with the terms and provisions hereof, (A) will contravene any provision of applicable law; (B) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Obligor or any Subsidiaries of such Obligor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which such Obligor or any Subsidiaries of such Obligor is a party or by which it or any its property or assets is bound or to which it may be subject; or (C) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent constitutional, organizational and/or formation documents), as applicable, of such Obligor, and (ii) no Default or Event of Default has occurred or will exists as of date of this Agreement and after giving effect hereto other than the Cross Defaults (although, as noted in subsection (a)(ii) above, Obligors acknowledge that Administrative Agent and Lenders have stated that the Specified Defaults exist).

2.EXECUTION OF THIS AGREEMENT.   Administrative Agent’s and Lenders’ agreement to forbear is expressly conditioned upon receipt of a fully-executed original of this Agreement on or before June 30, 2020 and satisfaction of all conditions precedent contained in Section 5 below.  Unless and until Obligors execute and return this Agreement to Administrative Agent by such date, Administrative Agent executes this Agreement and all conditions precedent have been satisfied to Administrative Agent’s satisfaction or have been waived in writing by Administrative Agent in its sole discretion, Administrative Agent and Lenders shall have no obligation to forbear and Administrative Agent and Lenders shall continue to be entitled to immediately exercise all rights and remedies available to them.

3.FORBEARANCE.  Administrative Agent, on behalf of itself and Lenders, agree, commencing as of the date hereof and ending on the Forbearance Termination Date (defined below) (such period, the “Forbearance Period”), to forbear from exercising Administrative Agent’s

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and Lenders’ remedies under the Loan Documents solely relating to the Specified Defaults to the and continuing until the earliest of the following (such earliest date, the “Forbearance Termination Date”):

(a)11:59 p.m. (Eastern Daylight Time) on July 15, 2020; or

(b)the date of occurrence of any Forbearance Default (as defined in Section 7 below); or

(c)the making by Parent, Borrower or any of their respective direct or indirect Subsidiaries of all or any portion of the interest payments due with respect to the Senior Notes due on June 1, 2020 and June 15, 2020 or the making of any other payment (including, without limitation, by way of repurchase, exchange, discharge, defeasance or otherwise) by Parent, Borrower or any of their respective direct or indirect Subsidiaries with respect to the Senior Notes; or

(d)the granting of any Lien on any property or assets of Parent, Borrower or any of their respective direct or indirect Subsidiaries to secure all or any portion of the Senior Notes;

(e)the failure of any representation or warranty made by any Obligor under this Agreement to be true and complete in all material respects (except that such materiality qualifier shall not be applicable to the extent that any representation and warranty already is qualified or modified by materiality in the text thereof) as of the date when made or any other breach in any material respect of any such representation or warranty;

(f)the entry by Borrower into any support agreement or definitive documentation with respect to, or announcement by Borrower of its intent to pursue, any other restructuring, recapitalization, refinancing, repurchase or other material transaction in respect of any material indebtedness of Borrower or its subsidiaries, whether through a court-supervised insolvency proceeding or otherwise, without the express written consent of each Lender approving this Agreement;

(g)the expiration or termination of the Noteholder Forbearance Agreement (defined below) other than as a result of either a permanent waiver of any default under the Indenture or the cure of the Cross Defaults and as a result of which the Senior Notes cannot be accelerated in accordance with the terms of the Indenture.

If any of the event described in clauses (a) through (g) above occurs, the Forbearance Period shall expire automatically, immediately, and without notice or demand to any Obligor, and Administrative Agent and Lenders shall be entitled to immediately exercise all of their rights and remedies available to it under the Loan Documents or otherwise at law with respect to the Specified Defaults or any other Event of Default that then exists under the Credit Agreement, the other Loan Documents or this Agreement, provided that the Obligors shall reserve their rights to contest any of the Original Specified Defaults.  Nothing in this Agreement shall constitute a waiver of any Default or Event of Default under the Loan Documents including, without limitation, the Specified Defaults, or of Administrative Agent’s or Lenders’ rights or remedies under any other indebtedness now or hereafter existing between Administrative Agent or any Lender and Obligors; provided,

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however, to the extent that an Event of Default under the Indenture arising solely from the nonpayment of the June 1st Interest Payment due in respect of the 2023 Notes is waived by the Senior Noteholders holding the 2023 Notes in accordance with the Indenture on or before the Forbearance Termination Date or the payment of the June 1st Interest Payment and as a result of which the Senior Notes cannot be accelerated in accordance with the terms of the Indenture, then any Cross Default arising solely from the nonpayment of the June 1st Interest Payment due in respect of the 2023 Notes shall also be waived under the Credit Agreement.  On the Forbearance Termination Date, Administrative Agent and Lenders may, without further notice, exercise any and all rights and remedies available to them.

This Agreement is being executed by ADMINISTRATIVE AGENT, on behalf of lenders, to accommodate the request of obligors, and obligors understand and agree that administrative agent and lenders have no obligation to grant further forbearances in the future.

4.CONTINUED PERFORMANCE; APPLICABLE RATE OF INTEREST.  Obligors shall continue to comply with all other terms of the Credit Agreement and other Loan Documents not specifically addressed herein and all terms and conditions of this Agreement.  Notwithstanding the Specified Defaults, Obligors and Administrative Agent, for and on behalf of Lenders, acknowledge and agree that for so long as the Forbearance Period is in effect each Loan made by Lenders in accordance with the terms of the Credit Agreement shall continue to bear interest at the applicable rates set forth therein.

5.CONDITIONS PRECEDENT AND COVENANTS.

(a)Conditions Precedent.  Administrative Agent’s and Lenders’ agreement hereunder is contingent upon Obligors’ compliance with the following conditions precedent.  Unless otherwise specified below, each condition precedent must be satisfied no later than June 30, 2020 in order for the Agreement to become effective.

(i)no Default or Event of Default (other than the Specified Defaults) or Forbearance Default shall have occurred and be continuing as of the date of this Agreement and immediately after giving effect hereto;

(ii)on or prior to the date of this Agreement, Borrower shall deliver to Administrative Agent a fully executed copy of the engagement letter with Lenders’ financial advisor, Ducera Partners LLC (“Ducera”), and the fee reimbursement letter with Administrative Agent’s counsel, Jones Day, in each case in the form previously provided to Borrower or its counsel, and Borrower shall have, on or prior to July 1, 2020 (a) delivered to Jones Day the required retainer under such agreement, (b) paid to Jones Day all legal fees incurred-to-date and for which an invoice has been provided prior to the execution of this Agreement, and (c) paid to Ducera the monthly fee set forth in the Ducera engagement letter for June and July, 2020;

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(iii)on or prior to the date of this Agreement, Borrower shall deliver to Administrative Agent a fully executed copy of forbearance agreement by and among Obligors and a majority of Senior Noteholders holding the 2023 Notes, which forbearance agreement (a) shall have a scheduled expiration date not earlier than 11:59 p.m. (Eastern Daylight Time) on July 15, 2020, (b) shall not include or be contingent upon the delivery of any collateral or payments on, or otherwise in respect of, the Senior Notes, including, without limitation, any forbearance or other fee arising under such agreement, and (c) shall otherwise be in form and substance acceptable to Requisite Lenders (the “Noteholder Forbearance Agreement”);

(iv)Borrower shall have reimbursed Administrative Agent for any other fees and expenses for which reimbursement is requested in accordance with the provisions of the Loan Documents prior to the execution of this Agreement.

(b)Covenants.  Each obligation specified below must be complied with by Obligors at all times or, if applicable, by the date and at the frequency specified.  In the event Obligors fail to comply with any of the obligations specified below such failure shall immediately constitute a Forbearance Default without the requirement of giving notice of any kind by Administrative Agent or any Lender.

(i)During the term of this Agreement, Borrower agrees to continue making all scheduled payments of interest, principal and other amounts due under the Credit Agreement and other Loan Documents for application in accordance with the terms of the Credit Agreement and other Loan Documents, as applicable;

(ii)Obligors agree to deliver and update, (i) on a monthly basis commencing on July 1, 2020, cash flow statements and cash flow projections, (ii) on or prior to July 10, 2020, updated cash flow projections broken down into weekly periods, and (iii) a timely and prompt manner such other financial information as Ducera, Administrative Agent, or Lenders (through Administrative Agent) may reasonably request from time to time;

(iii)Obligors agree to host and lead weekly update calls among Obligors’ senior management team, Obligors’ advisors, Administrative Agent and Administrative Agent’s advisors (which update calls may, at Administrative Agent’s option, include all or a portion of the Lenders), and to timely respond to inquiries from individual Lenders, provided that such inquiries are routed through Administrative Agent;

(iv)During the term of this Agreement, Obligors and all direct and indirect Subsidiaries of Parent shall not:

(A)incur any additional Indebtedness, other than (1) unsecured trade payables incurred by Obligors or any direct or indirect Subsidiary of Parent in the ordinary course of operating each party’s respective properties and otherwise permitted by the Credit Agreement, (2) ordinary course draws under existing construction loans, (3) refinancings of maturing

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property-level mortgages on substantially similar terms, with no increase in principal amount or granting of additional collateral, and (4) ordinary course non-material unsecured Indebtedness which is not for borrowed money and incurred in connection with the day-to-day operations of Obligors’ business (e.g., treasury management exposure);

(B)acquire any additional material assets;

(C)make additional Investments, other than further Investments in existing joint ventures or Subsidiaries, to the extent such Investments are required under the terms of the joint venture documents or necessary to pay ordinary course debt service on property level Indebtedness of a Subsidiary, provided, however, that the aggregate amount of Investments funded under this subsection (C) shall not exceed $7,500,000;

(D)make any Dispositions, other than (1) ordinary course Dispositions of non-real estate assets which are not material to the use or operation of any of Obligors properties, and (2) the sale of real estate assets currently under a binding purchase and sale contract executed prior to June 30, 2020 and disclosed to Administrative Agent prior to the date hereof; or

(E)make any Restricted Payment, including, without limitation, any dividends to common or preferred shareholders or payments on or repurchases of the Senior Notes;

(v)During the term of this Agreement, Obligors and all direct and indirect Subsidiaries of Parent shall not (nor shall any of the foregoing direct or permit any Affiliate or equity owner of such Person to), prepay any existing Indebtedness of the Obligors or any direct or indirect Subsidiary of Parent, create, grant or permit any Liens on any of the Collateral or any currently unencumbered assets owned by Obligors or any direct or indirect Subsidiary of Parent, or provide additional value to any other lender or creditor of the Obligors or any direct or indirect Subsidiary of Parent (collateral, cash, or otherwise);

(vi)On or prior to July 10, 2020, Obligors shall deliver a written counter-proposal responsive to the draft term sheet delivered by Administrative Agent to Obligors on June 5, 2020;

(vii)During the term of this Agreement, Borrower shall notify Administrative Agent immediately following the occurrence of any Forbearance Default; and

(viii)In the event that Borrower enters into, executes or amends any forbearance agreement (including the Noteholder Forbearance Agreement) or other consent agreement with any Senior Noteholder with respect to Cross Defaults that includes the payment of forbearance fees or other consideration by Borrower to any such Senior Noteholder, (such agreement, the “Third-Party Agreement” and such

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payment terms thereunder, the “Favorable Terms”), then (a) Borrower shall give Administrative Agent a written notice (the “MFN Notice”) and a copy of the Third-Party Agreement and (b) unless otherwise agreed in writing (including by email) by each Lender approving this Agreement within one business day following the receipt of the MFN Notice, this Agreement shall be deemed automatically modified to incorporate any such Favorable Terms together with any additional obligations, consents, waivers or similar agreements of such Senior Noteholder contained in such Third-Party Agreement.

6.GUARANTY.  By countersigning this Agreement, Guarantors hereby reaffirm the Guaranties and acknowledge and agree that the Guaranties remains in full force and effect following the execution of this Agreement and performance hereunder.  Guarantors acknowledge that Guarantors’ obligations under the Guaranties are separate and distinct from Borrower’s obligations under the Credit Agreement and other Loan Documents and reaffirms Obligors’ waivers, as set forth in the Guaranties of each and every one of the possible defenses to such obligations

7.FORBEARANCE DEFAULT.  The following shall constitute events of default under this Agreement (each, an “Forbearance Default”), the occurrence of which shall result in the immediate termination of the Forbearance Period without notice of any kind and shall entitle Administrative Agent and Lenders to immediately exercise all of their rights and remedies available to it under the Credit Agreement and other Loan Documents or otherwise at law:

(a)any Default or Event of Default other than the Specified Defaults shall occur under the Credit Agreement; or

(b)any breach or violation of any covenant or agreement of Obligors set forth herein; or

(c)any of the following events shall occur with respect to the Senior Notes (any such event, a “Notes Enforcement Action”): (i) the declaration of any series of the then-outstanding Senior Notes under the Indenture to be due and payable in accordance with the Indenture, (ii) the enforcement against Borrower, Parent or any guarantor of any of the indebtedness issued pursuant to the Indenture; (iii) the exercise of any other remedies available to Trustee or any Senior Noteholder under the Indenture or the guarantees thereof; or (iv) the commencement or filing by Trustee or any Senior Noteholder of any involuntary proceeding under the Bankruptcy Code (or any similar proceeding relating to creditors relief) with respect to Borrower, Parent or any of the guarantors under the Indenture.

8.SEVERABILITY OF PROVISIONS.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired thereby.

9.FEES AND EXPENSES.  Upon execution of this Agreement, Borrower shall pay the reasonable fees and expenses of Jones Day as legal counsel for Administrative Agent, incurred in connection with the preparation of this Agreement and documents related thereto, the administration, amendment, modification or enforcement of this Agreement and the collateral

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documents and the collection or attempted collection of the indebtedness evidenced by the Loan Documents.

10.GENERAL RELEASE.

(a)Release of Claims; No Defenses.

(i)As of the date of this Agreement but without limiting the limited reservation of rights in Section 25(a) below, Obligors, to the fullest extent permitted by law, each hereby releases, and forever discharges Administrative Agent, each Lender and each of its or their respective trustees, officers, directors, participants, beneficiaries, agents, attorneys, affiliates and employees, and the successors and assigns of the foregoing (collectively, the “Released Parties”), from any and all claims, actions, causes of action, suits, defenses, set-offs against the Obligations, and liabilities of any kind or character whatsoever, known or unknown, contingent or matured, suspected or unsuspected, anticipated or unanticipated, liquidated or unliquidated, claimed or unclaimed, in contract or in tort, at law or in equity, or otherwise, including, without limitation, claims or defenses relating to allegations of fraud, duress, bad faith and usury, which relate, in whole or in part, directly or indirectly, to: (A) the Facility; (B) the Loan Documents; (C) the Obligations; (D) the Collateral; or (E) this Agreement, including, without limitation, the negotiation, execution, performance or enforcement of the Loan Documents and this Agreement, any claims, causes of action or defenses based on the negligence of any of the Released Parties or on any “lender liability” theories of, among others, bad faith, unfair dealing, duress, coercion, control, misrepresentation, omissions, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equitable subordination, fraud, or otherwise, and any claim based upon fraud, duress, illegality or usury (collectively, the “Released Claims”), in each case other than in connection with the gross negligence or willful misconduct of any Released Party.  No Obligor shall intentionally, willfully or knowingly commence, join in, prosecute, or participate in any suit or other proceeding in a position which is adverse to any of the Released Parties, arising directly or indirectly from any of the Released Claims.  The Released Claims include, but are not limited to, any and all unknown, unanticipated, unsuspected or misunderstood claims and defenses, all of which are released by the provisions hereof in favor of the Released Parties.

(ii)Obligors each acknowledges and agrees that it has no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including, without limitation, any usury or lender liability claims or defenses, arising out of the Facility or the Loan Documents or this Agreement, that can be asserted either to reduce or eliminate all or any part of any of Obligor’s liability to Administrative Agent and Lenders under the Loan Documents, or to seek affirmative relief or damages of any kind or nature from Administrative Agent or Lenders, for or in connection with the Facility or any of the Loan Documents.  Each of Obligors further acknowledges that, to the extent that any such claim does in fact exist, it is being fully, finally and irrevocably released by them as provided in this Agreement.

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(iii)Each of Obligors hereby waives the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases.  Accordingly, each of Obligors hereby agrees, represents and warrants to Administrative Agent and each Lender that it understands and acknowledges that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each of Obligors further agrees, represents and warrants that the releases provided herein have been negotiated and agreed upon, and in light of, that realization and that Obligors nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Released Claims and all dealings in connection therewith.

(iv)In making the releases set forth in this Agreement, each of Obligors acknowledges that it has not relied upon any representation of any kind made by any Released Party.

(v)It is understood and agreed by Released Parties that the acceptance of delivery of the releases set forth in this Agreement shall not be deemed or construed as an admission of liability by any of the Released Parties and Administrative Agent, on behalf of itself and the other Released Parties, hereby expressly denies liability of any nature whatsoever arising from or related to the subject of such releases.

(b)INDEMNIFICATION. EACH OBLIGOR HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES, TO THE EXTENT SET FORTH IN THE CREDIT AGREEMENT, FOR, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH THE RELEASED PARTIES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE FAILURE OF OBLIGORS TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT; OR (B) ANY FAILURE AT ANY TIME OF ANY OF OBLIGORS’ REPRESENTATIONS OR WARRANTIES SET FORTH HEREIN TO BE TRUE AND CORRECT.  OBLIGORS’ DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES SHALL SURVIVE THE FORBEARANCE TERMINATION DATE.

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11.OTHER BANKING RELATIONSHIPS.  This Agreement only pertains to the Loan Documents.  The parties acknowledge that they may, now or in the future, have other lending, borrowing or banking relationships, none of which are affected by this Agreement.

12.APPLICABLE LAW.  The substantive laws of the State of New York shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

13.LITIGATION; FORUM SELECTION; GOVERNING LAW.  Section 13.5  and Section 13.13 of the Credit Agreement are hereby incorporated into this Agreement by this reference as if set forth in full herein.

14.ENTIRE AGREEMENT; NO VERBAL AGREEMENTS.

(a)This Agreement and the documents referred to herein or delivered in connection herewith constitute the entire agreement and understanding between the parties concerning the subject matter hereof, and supersede and replace all prior negotiations, proposed agreements and agreements written or verbal concerning the subject matter hereof.  Each of the parties to this Agreement acknowledges that no other party to this Agreement, nor any agent or attorney of any such party, has made any promise, representation or warranty whatsoever, express or implied, not contained in this Agreement, to induce it to execute this Agreement.  Each of the parties further acknowledges that it is not executing this Agreement in reliance on any promise, representation or warranty not contained in this Agreement.

(b)Except for the matters specifically set forth herein, this Agreement does not alter, amend, modify or release any right of Administrative Agent or Lenders, or any obligations of Obligors in connection with the Loan Documents.  By execution of this Agreement, Administrative Agent and Lenders are not waiving any principal, interest, costs or attorney’s fees or any other amounts payable under the Loan Documents.

(c)THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT VERBAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN VERBAL AGREEMENTS BETWEEN THE PARTIES.

(d)This Agreement may not be modified verbally but only by a written agreement executed by each of the parties and designated as an amendment or modification of this Agreement.

(e)This Agreement shall be deemed to be a Loan Document for all purposes under the Credit Agreement.

15.GENDER.  Whenever, in this Agreement, the context may so require, the masculine or neuter gender shall be deemed to refer to and include the feminine, masculine, and neuter, and the singular to refer to and include the plural.

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16.SUCCESSORS AND ASSIGNS.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns, heirs, devisees, executors, administrators, affiliates, representatives, assigns, officers, agents, and employees wherever the context requires or admits.

17.COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original and enforceable against any party who signed it, but all of which together shall constitute one and the same document.  The words “execution,” signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.  Each party hereto hereby waives any defenses to the enforcement of the terms of this Agreement based on the form of its signature, and hereby agrees that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Agreement. Even though the parties agree that electronic signatures are legally enforceable and intended to be effective for all purposes, the signing parties agree if requested by Administrative Agent in its sole discretion to promptly deliver to Administrative Agent the requested original document bearing an original manual signature, to the extent required or advisable to be delivered in connection with any program made available to Administrative Agent or any of its affiliates by the Federal Reserve, U.S. Treasury Department or any other federal or state regulatory body.

18.CONFIDENTIALITY.  Section 13.9 of the Credit Agreement is hereby incorporated into this Agreement by this reference as if set forth in full herein.

19.TIME IS OF THE ESSENCE.  Time is of the essence with respect to each and every provision set forth in this Agreement.

20.ADVICE OF COUNSEL.  Obligors acknowledge that they have reviewed this Agreement in its entirety, having consulted such legal, tax or other advisors as they deem appropriate and understand and agree to each of the provisions of this Agreement and further acknowledge that they have entered into this Agreement voluntarily.

21.ASSIGNMENT.Each Lender expressly retains and reserves its rights to sell and assign its interests under (and in accordance with) the Credit Agreement, other Loan Documents and this Agreement and to fully disclose its files in connection therewith to potential purchasers of such Lender’s interests, to the extent permitted under the Loan Documents.  No Obligor shall be permitted to assign its rights or obligations under this Agreement without the prior written consent of Administrative Agent and Requisite Lenders, which consent Administrative Agent and Requisite Lenders may withhold in their sole and absolute discretion.

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22.RULES OF CONSTRUCTION.The parties hereto agree that any rule of construction to the effect that ambiguities are resolved against the drafting party shall not apply to the interpretation of this Agreement.

23.PARAGRAPH HEADINGS.The headings and titles of the several paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision of this Agreement.

24.AUTHORITY.Each individual executing this Agreement on behalf of a partnership, corporation, limited liability company or other entity represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of such entity, and that this Agreement is binding on such entity.

25.RESERVATION OF RIGHTS.  Notwithstanding anything to the contrary herein, (a) the Obligors reserve their rights to dispute or make a claim with respect to the existence of any or all of the Original Specified Defaults, including without limitation, the occurrence thereof and any actions taken by the Administrative Agent or any Lender in respect thereof after the date hereof or any retroactive imposition of the base rate, and (b) the Administrative Agent and the Lenders reserve all of their rights with respect to all of the Original Specified Defaults, including without limitation, (i) the occurrence thereof and any actions taken by the Parent, Borrower or any of their respective direct or indirect Subsidiaries, or any actions or representations made by any of their respective employees, officers or directors in connection therewith, (ii) the right to retroactively charge interest at the Base Rate from and after the occurrence of the first Specified Default, and (iii) all claims and remedies under the Loan Documents and applicable law (provided the Administrative Agent and Lenders shall forbear from exercising such remedies during the Forbearance Period as set forth herein).

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Loan No. 12503DAN8

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

“BORROWER”

CBL & Associates Limited Partnership,

a Delaware limited partnership

By: CBL Holdings I, Inc.,

Its sole general partner

By:/s/ Farzana Khaleel
Name:Farzana Khaleel
Title:Executive Vice President and Chief Financial Officer

“PARENT”

CBL & Associates Properties, Inc.,

a Delaware corporation

By:/s/ Farzana Khaleel

Name:Farzana Khaleel

Title:Executive Vice President and Chief Financial Officer

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Signature Page – CBL Forbearance Agreement

Loan No. 12503DAN8

“ADMINISTRATIVE AGENT”

WELLS FARGO BANK, NATIONAL ASSOCIATION,

a national banking association,

as Administrative Agent

By:/s/ Ryan Sansavera

Name:Ryan Sansavera

Title:Senior Vice President

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Loan No. 12503DAN8

“SUBSIDIARY GUARANTORS”

CBL/Imperial Valley GP, LLC

CBL/Kirkwood Mall, LLC

CBL/Madison I, LLC

CBL/Richland G.P., LLC

CBL/Sunrise GP, LLC

Cherryvale Mall, LLC

Hixson Mall, LLC

Imperial Valley Mall GP, LLC

JG Winston-Salem, LLC

Kirkwood Mall Acquisition LLC

Kirkwood Mall Mezz LLC

Layton Hills Mall CMBS, LLC

Madison/East Towne, LLC

Madison/West Towne, LLC

Madison Joint Venture, LLC

Mayfaire GP, LLC

MDN/Laredo GP, LLC

Mortgage Holdings, LLC

Multi-GP Holdings, LLC

Pearland Ground, LLC

Pearland Town Center GP, LLC

By:	CBL & Associates Limited Partnership, as the chief manager of each of the above listed limited liability companies

By:	CBL Holdings I, Inc., its general partner

By:/s/ Farzana Khaleel
Name:Farzana Khaleel

Title:Executive Vice President and Chief Financial Officer

Frontier Mall Associates Limited Partnership

Turtle Creek Limited Partnership

By:	CBL & Associates Limited Partnership, as the general partner of each of the above listed limited partnerships

By:	CBL Holdings I, Inc., its general partner

By:/s/ Farzana Khaleel
Name:Farzana Khaleel

Title:Executive Vice President and Chief Financial Officer

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Loan No. 12503DAN8

POM-College Station, LLC

By:	CBL & Associates Limited Partnership, its managing member

By:	CBL Holdings I, Inc., its general partner

By:/s/ Farzana Khaleel
Name:Farzana Khaleel

Title:Executive Vice President and Chief Financial Officer

CBL RM-Waco, LLC

By:	CBL/Richland G.P., LLC, its managing member

By:	CBL & Associates Limited Partnership, as the chief manager of the managing member of the above listed limited liability company

By:	CBL Holdings I, Inc., its general partner

By:/s/ Farzana Khaleel
Name:Farzana Khaleel
Title:Executive Vice President and Chief Financial Officer

Arbor Place Limited Partnership

By:	Multi-Holdings GP, LLC, its general partner

Imperial Valley Mall II, L.P.

By:	Imperial Valley Mall GP, LLC, its general partner

Imperial Valley Mall, L.P.

By:	CBL/Imperial Valley GP, LLC, its general partner

Mayfaire Town Center, LP

By:	Mayfaire GP, LLC, its general partner

Pearland Town Center Limited Partnership

By:	Pearland Town Center GP, LLC, its general partner

By:	CBL & Associates Limited Partnership, as the chief manager of the general partner of each of the above listed limited partnerships

By:	CBL Holdings I, Inc., its general partner

By:/s/ Farzana Khaleel
Name:Farzana Khaleel
Title:Executive Vice President and Chief Financial Officer

Signature Page – CBL Forbearance Agreement

Loan No. 12503DAN8

CBL SM-Brownsville, LLC

By:	CBL/Sunrise GP, LLC, its chief manager

Mall Del Norte, LLC

By:	MDN/Laredo GP, LLC, its chief manager

By:	CBL & Associates Limited Partnership, as the chief manager of the chief manager of each of the above listed limited liability companies

By:	CBL Holdings I, Inc., its general partner

By:/s/ Farzana Khaleel
Name:Farzana Khaleel
Title:Executive Vice President and Chief Financial Officer

CBL/Westmoreland I, LLC

CBL/Westmoreland II, LLC

By:	CW Joint Venture, LLC, as the chief manager of each of the above listed limited liability companies

By:	CBL & Associates Limited Partnership, as the manager of the chief manager of each of the above listed limited liability companies

By:	CBL Holdings I, Inc., its general partner

By:/s/ Farzana Khaleel
Name:Farzana Khaleel
Title:Executive Vice President and Chief Financial Officer

CBL/Westmoreland, L.P.

By:	CBL/Westmoreland I, LLC, its general partner

By:	CW Joint Venture, LLC, its chief manager

By:	CBL & Associates Limited Partnership, as manager of the chief manager of the general partner of the above listed limited partnership

By:	CBL Holdings I, Inc., its general partner

By:/s/ Farzana Khaleel
Name:Farzana Khaleel
Title:Executive Vice President and Chief Financial Officer

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Loan No. 12503DAN8

CW Joint Venture, LLC

By:	CBL & Associates Limited Partnership, its manager

By:	CBL Holdings I, Inc., its general partner

By:/s/ Farzana Khaleel
Name:Farzana Khaleel
Title:Executive Vice President and Chief Financial Officer

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Signature Page – CBL Forbearance Agreement

Loan No. 12503DAN8

“PLEDGORS”

CBL & Associates Limited Partnership

By: CBL Holdings I, Inc., its general partner

By:	/s/ Farzana Khaleel
Name:	Farzana Khaleel
Title:	Executive Vice President and Chief Financial Officer

Madison Joint Venture, LLC

Mortgage Holdings, LLC

By:	CBL & Associates Limited Partnership, as chief manager of each of Madison Joint Venture, LLC and Mortgage Holdings, LLC

By:CBL Holdings I, Inc., its general partner

By:	/s/ Farzana Khaleel
Name:	Farzana Khaleel
Title:	Executive Vice President and Chief Financial Officer

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